                            WATKINS CONTRACTING, INC.

                          AUDITED FINANCIAL STATEMENTS

                               For The Years Ended
                             June 30, 1997 and 1996

                            WATKINS CONTRACTING, INC.



                                TABLE OF CONTENTS



================================================================================




                                                                      Page
                                                                      ----


Independent Auditor's Report  .........................................  1


Financial Statements

         Balance Sheet  ...............................................  2

         Statement of Income ..........................................  3

         Statement of Changes in Stockholders' Equity .................  4

         Statement of Cash Flows  .....................................  5

         Notes to Financial Statements  ...............................  6

Page 1
                                                    SCHILLING & HINZMAN
                                                    Certified Public Accountants
                                                6339 Nancy Ridge Drive Suite 200
                                                             San Diego, CA 92121
                                                            Phone (619) 535-1600
                                                              Fax (619) 535-1649



                          INDEPENDENT AUDITOR'S REPORT

September 15, 1997

Board of Directors
Watkins Contracting, Inc.
San Diego, California


We have audited the accompanying balance sheets of Watkins Contracting, Inc. as of June 30, 1997 and 1996 and the related statements of income, of changes in stockholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Watkins Contracting, Inc. at June 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ SCHILLING & HINZMAN
-----------------------
SCHILLING & HINZMAN
Certified Public Accountants

                            WATKINS CONTRACTING, INC.
                                  Balance Sheet
                             June 30, 1997 and 1996

                                     ASSETS
                                                            1997          1996
                                                        ----------    ----------
Current assets
     Cash                                               $    6,306    $    1,009
     Contract receivables, net of allowance              1,457,782     1,218,524
     Costs and estimated earnings in excess
       of billings on contracts in progress                133,156       974,195
     Prepaid expenses                                       63,095        28,809
     Due from related parties                              104,363       150,433
     Land held for sale                                    569,808          --
                                                        ----------    ----------
       Total current assets                              2,334,510     2,372,970

Property and equipment, net                                475,258       248,487

Other assets
     Non-competition agreement                              63,330        83,330
     Deposits                                                3,000         3,000
                                                        ----------    ----------
                                                        $2,876,098    $2,707,787
                                                        ==========    ==========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable                                   $  578,506    $  768,112
     Current portion of long-term debt                      75,212        27,721
     Billings in excess of costs and estimated
       earnings on contracts in progress                   205,473       728,677
     Accrued expenses                                      172,829        33,659
     Income taxes payable                                  324,041       152,404
     Deferred income taxes                                  28,565       116,576
     Debt on land held for sale                            427,252          --
                                                        ----------    ----------
       Total current liabilities                         1,811,878     1,827,149
                                                        ----------    ----------

Non-current deferred income taxes                           40,363        87,515
                                                        ----------    ----------

Deferred income, non-competition agreement                  80,000       140,000
                                                        ----------    ----------

Long-term debt, net of current portion                      59,465        48,635
                                                        ----------    ----------

Stockholders' equity

     Common stock - no par value;
       2,500 shares authorized                               1,000         1,000
     Retained earnings                                     883,392       603,488
                                                        ----------    ----------
       Total stockholders' equity                          884,392       604,488
                                                        ----------    ----------

                                                        $2,876,098    $2,707,787
                                                        ==========    ==========




--------------------------------------------------------------------------------
The accompanying notes are an integral part of these financial statements Page 2

                            WATKINS CONTRACTING, INC.
                               Statement of Income
                   For the years ended June 30, 1997 and 1996

                                                        1997           1996
                                                    -----------     -----------

Contract revenue                                    $ 9,545,716     $ 6,730,931

Cost of construction                                  5,412,834       4,089,205
                                                    -----------     -----------

Gross profit                                          4,132,882       2,641,726

Operating expenses                                    3,699,324       2,405,397
                                                    -----------     -----------

Income from operations                                  433,558         236,329
                                                    -----------     -----------

Other income (expense)
     Interest income                                      5,988           7,528
     Interest expense                                   (47,297)        (20,955)
     Miscellaneous income                                  --            19,609
     Loss on sale of property and equipment             (11,083)         (9,459)
     Non-competition agreement income                    60,000          40,000
     Reimbursement of loan payments                      29,075            --
     Sale of Las Vegas division                            --           110,306
                                                    -----------     -----------

                                                         36,683         147,029
                                                    -----------     -----------

Income before income taxes                              470,241         383,358

Income tax expense                                      190,337         155,276
                                                    -----------     -----------

Net income                                          $   279,904     $   228,082
                                                    ===========     ===========













--------------------------------------------------------------------------------
The accompanying notes are an integral part of these financial statements Page 3

                            WATKINS CONTRACTING, INC.
                  Statement of Changes in Stockholders' Equity
                   For the years ended June 30, 1997 and 1996


                                                Common Stock                      Retained
                                         Shares               Value               Earnings              Total
                                       ---------            ---------            ---------            ---------

Balances, June 30, 1995                $     100            $  40,000            $ 656,911            $ 696,911

Stock redemption                             (98)             (39,000)            (281,505)            (320,505)

Net income                                  --                   --                228,082              228,082
                                       ---------            ---------            ---------            ---------

Balances, June 30, 1996                        2                1,000              603,488              604,488

Net income                                  --                   --                279,904              279,904
                                       ---------            ---------            ---------            ---------

Balances, June 30, 1997                        2            $   1,000            $ 883,392            $ 884,392
                                       =========            =========            =========            =========


























--------------------------------------------------------------------------------
The accompanying notes are an integral part of these financial statements Page 4

                            WATKINS CONTRACTING, INC.
                             Statement of Cash Flows
                   For the years ended June 30, 1997 and 1996

                                                            1997          1996
                                                         ---------    ---------
Cash flows from operating activities
     Net income                                          $ 279,904    $ 228,082
     Adjustments to reconcile net income to
       net cash provided by operating activities:
     Depreciation                                          119,030       81,700
     Sale and disposition of property and equipment         30,264       71,814
     Changes in operating assets and liabilities:
       Contract receivables                               (239,258)     181,364
       Costs and estimated earnings in excess
         of billings on contracts in progress              841,039     (541,603)
       Prepaid expenses and other assets                   (34,286)     (27,243)
       Note receivable                                        --          5,000
       Deposits                                               --          4,942
       Accounts payable                                   (189,606)    (166,142)
       Billings in excess of costs and estimated
         earnings on contracts in progress                (523,204)     442,815
       Accrued expenses                                    139,170      (45,176)
       Income taxes payable                                171,637      107,536
       Deferred income taxes                              (135,163)     (61,224)
                                                         ---------    ---------

       Net cash provided by operating activities           459,527      281,865
                                                         ---------    ---------
Cash flows from investing activities
     Purchase of land held for sale                       (129,808)        --
     Purchase of property and equipment                   (184,165)     (61,037)
                                                         ---------    ---------

       Net cash used in investing activities              (313,973)     (61,037)
                                                         ---------    ---------
Cash flows from financing activities
     Payments on long-term borrowings                     (146,327)     (36,844)
     Repayments of advances to stockholders                122,000       69,558
     New advances to stockholders                          (75,930)    (100,000)
     Noncompetition agreement - Las Vegas division            --        180,000
     Noncompetition agreement - Wayne Watkins                 --       (100,000)
     Amortization of noncompetition agreement - Watkins     20,000       16,670
     Amortization of noncompetition agreement - Vegas      (60,000)     (40,000)
     Stock redemption                                         --       (293,761)
                                                         ---------    ---------

       Net cash used in financing activities              (140,257)    (304,377)
                                                         ---------    ---------
     Net increase (decrease) in cash                         5,297      (83,549)
     Cash, beginning of year                                 1,009       84,558
                                                         ---------    ---------

     Cash, end of year                                   $   6,306    $   1,009
                                                         =========    =========


--------------------------------------------------------------------------------
The accompanying notes are an integral part of these financial statements Page 5

                            WATKINS CONTRACTING, INC.
                          Notes to Financial Statements
                             June 30, 1997 and 1996





1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

Watkins Contracting, Inc. (the "Company"), a Nevada corporation incorporated in June 1991, is a general contractor and a subcontractor performing work in asbestos removal, lead abatement and demolition primarily in the Southern California area.

METHOD OF INCOME RECOGNITION
----------------------------

The percentage-of-completion method of accounting for construction contracts is used in the financial statements. Under this method, revenues and related income are recognized as the work on the contract progresses. Generally, such income represents the percentage of estimated total income that costs incurred to date bear to estimated total costs. When current estimates of total contract costs indicate a loss on a contract, provision is made in the financial statements for the entire estimated amount of the loss. Changes in job performance, job conditions and estimated profitability, including these arising from contract penalty provisions, and final contract settlements may result in revisions to cost and income and are recognized in the period in which the revisions are determined.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, tools and repairs. Selling, general and administrative costs are charged to expense as incurred.

Amounts earned on specific projects in excess of billings are treated as a current asset and billings in excess of earnings are treated as a current liability.

CONTRACT RECEIVABLES
--------------------

The Company uses the reserve method for uncollectible accounts, the allowance for doubtful accounts totaled $17,000 at June 30, 1997 and 1996.

INCOME TAXES
------------

The Company used the cash basis method of reporting for income tax purposes until June 30, 1995, under which revenues and expenses were recognized in the accounting period in which they were received and paid. The Company converted to the percentage of completion method of reporting for income tax purposes effective July 1, 1995.

--------------------------------------------------------------------------------
                                                                          Page 6

Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax basis of assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount "more likely than not" to be realized in future tax returns. Tax rate changes are reflected in income during the period such changes are enacted.

ESTIMATES
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS
-------------------------

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT
----------------------

Property and equipment is carried at cost and depreciated using the straight line method over the estimated useful lives of the individual assets, generally three to ten years for all assets.


2.     SALE OF LAS VEGAS DIVISION

Effective November 1, 1995, the Company sold substantially all of the assets of its Las Vegas, Nevada division to LVI Environmental Services, Inc. ("LVI"). The sale included all contracts that were in progress and all property and equipment located in Las Vegas. LVI also assumed all liabilities related to the property and equipment and the existing office lease. The sale did not include any billed or unbilled contract receivables or payables as of the effective date. LVI paid a total of $330,000 to the Company and an additional $245,000 to the Company's stockholders for three year non-competition agreements. The Company is also subject to a three year non-competition agreement within the state of Nevada.

--------------------------------------------------------------------------------

The Company recorded a gain on the sale of the Las Vegas division during the year ended June 30, 1996 as follows:



  Total consideration received                             $330,000
  Property and equipment sold - gross value                 (134,441)
  Accumulated depreciation of property and equipment sold     79,745
  Notes payable assumed by LVI                                15,002
  Non-competition agreement                                 (180,000)
                                                            --------
  Net gain on sale of Las Vegas operations                  $110,306

The non-competition agreement is classified as deferred revenue on the balance sheet and is being amortized on a straight line basis over its 3 year term. Non-competition agreement income totaled $60,000 and $40,000 for the years ended June 30, 1997 and 1996, respectively.

3.     STOCK REDEMPTION AND RELATED AGREEMENTS

Effective September 19, 1995 the Company redeemed all of the shares of its majority stockholder, Wayne Watkins. Mr. Watkins also entered into a three year consulting agreement and five year non-competition agreement. A note receivable totaling $26,744 was assigned and cash totaling $465,761, representing full payment on these agreements, was paid to Mr. Watkins during the year ended June 30, 1996.

The Company recorded the transaction as follows:

         Stock redemption                               $320,505
         Non-competition agreement                       100,000
         Consulting fees - year ended June 30, 1996       72,000
                                                         -------

         Total consideration                             $492,505
                                                         ========

The non-competition agreement is classified as an intangible asset on the balance sheet and is being amortized on a straight line basis over it five year term. Non-competition agreement expense totaled $20,000 and $16,670 for the years ended June 30, 1997 and 1996, respectively.

--------------------------------------------------------------------------------
                                                                          Page 8

4.     CONTRACT RECEIVABLES

Contract receivables at June 30, 1997 and 1996 are as follows:


                                                  1997            1996
                                              ----------       ----------
     Contracts in progress:
         Currently receivable                 $  592,402       $  663,408
         Unbilled retentions                     152,278          203,924
                                              ----------       ----------

                                                 744,680          867,332
                                              ----------       ----------
     Completed contracts:
         Currently receivable                    548,764          335,958
         Retentions receivable                   181,338           32,234
                                              ----------       ----------

                                                 730,102          368,192
     Less allowance for doubtful accounts        (17,000)         (17,000)
                                              ----------       ----------

                                              $1,457,782       $1,218,524
                                              ==========       ==========


-------------------------------------------------------------------------------

5.   CONTRACTS IN PROGRESS

Contracts in progress at June 30, 1997 and 1996 are as follows:

                                                         1997           1996
                                                     -----------     ----------

Costs incurred on contracts in progress              $ 1,315,613    $ 1,441,828
Estimated earnings on contracts in progress            1,704,254        880,541
                                                     -----------    -----------

Total cost and estimated earnings                      3,019,867      2,322,369
Less billings to date                                 (3,092,184)    (2,076,851)
                                                     ------------   -----------

                                                     $   (72,317)   $   245,518
                                                     ============   ===========
Contracts in progress are included in
     the accompanying balance sheet
     under the following headings:

Costs and estimated earnings in excess of
     billings on contracts in progress               $   133,156     $  974,195

Billings in excess of costs and estimated
     earnings on contracts in progress                  (205,473)      (728,677)
                                                     ------------   -----------

                                                     $   (72,317)    $  245,518
                                                     ===========     ==========


6.     TRANSACTIONS WITH RELATED PARTIES

The Company loaned $100,000 to Wayne Watkins, the father of a principal stockholder, during the year ended June 30, 1996. No interest was charged on this loan. The remaining principal at June 30, 1996 of $85,000 was repaid in full during July 1996.

Subsequent to June 30, 1997, the Company made additional loans to Mr. Watkins, totaling $200,000 on July 23, 1997 and $300,000 on August 19, 1997. Mr. Watkins repaid these loans on August 4, 1997 and September 5, 1997, respectively. Interest was charged on these loans at the same rate as the Company's line of credit.

In addition, the Company advanced various amounts to its two officers and principal stockholders. No interest was charged on these advances, which totaled $104,363 and $65,433 at June 30, 1997 and 1996 respectively. The advances contain no repayment terms or dates.

--------------------------------------------------------------------------------
                                                                         Page 10

Officers' compensation totaled $2,329,317 and $733,620 for the years ended June 30,1 997 and 1996, respectively.

The Company is leasing a vacant lot for storage from a company owned by the Company's stockholders. The lease, effective June 15, 1997, calls for monthly payments of $2,000, is cancelable with 30 day written notice and has no expiration date. A total of $2,000 was paid under this lease for the year ended June 30, 1997.

The Company also purchases all of its insurance policies, including general liability, vehicle and workers compensation, from Front Line Insurance, which is partially owned by the wife of one of the Company's stockholders. Front Line is an insurance broker; the actual insurance policies are issued by various independent insurance companies. Premiums for insurance policies handled by Front Line totaled $201,450 and $351,249 for the years ended June 30, 1997 and 1996, respectively.

 7.   LAND HELD FOR SALE

During December 1996, the Company acquired land in Arizona for a $129,808 down payment and proceeds of $440,000 from a United States Small Business Administration ("SBA") loan. Subsequently, the Company agreed to sell the land to Envira Minerals, Inc. ("Envira") for the same price. The Company's stockholders are also minority stockholders in Envira.

Envira is currently in the process of obtaining financing for this land. Until this financing is arranged, Envira has agreed to reimburse the Company for all monthly payments due under the SBA loan. These payments totaled $29,075 during the year ended June 30, 1997 and have been included with other income in the income statement. The land and related loan have been classified as a current asset and liability on the balance sheet at June 30, 1997.

--------------------------------------------------------------------------------
                                                                         Page 11

8.     PROPERTY AND EQUIPMENT

Property and equipment at June 30, 1997 and 1996 consisted of:


                                           1997                1996
                                        --------             ---------

Machinery and equipment                 $ 295,984            $ 136,821
Office equipment                          158,888              124,677
Furniture and fixtures                     13,775               13,775
Leasehold improvements                     63,853               63,853
Vehicles                                  311,105              202,593
                                        ---------             --------

                                          843,605              541,719
Less accumulated depreciation            (368,347)            (293,232)
                                        ---------            ---------

Net property and equipment              $ 475,258            $ 248,487
                                        =========            =========



9.   LONG-TERM DEBT

The Company acquired vehicles and equipment under long-term purchase contracts which were secured by the related assets. Fixed assets under purchase contracts had a total net book value of $148,814 at June 30, 1997. The Company also acquired equipment under the provisions of three long-term leases. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. One lease expires in November 1997, the two others in December 1998. Leased equipment under capital lease had a cost of $124,091, accumulated amortization of $20,006 and a net book value of $104,085 at June 30, 1997. Amortization of the leased equipment is included in depreciation expense.


--------------------------------------------------------------------------------

Long-term debt at June 30, 1997 and 1996 included:

                                         Monthly      Interest       Maturity
 Description                             Payment        Rate           Date              1997              1996
------------------------------------   -----------  -------------  --------------  ----------------   ----------------
 Purchase Contracts:
 F350                                    $    620          7.9%        4/99         $       12,655     $       18,825
 Bobcat Loader                              1,189          9.5%        7/99                 25,866             37,050
 95 Taurus                                    410         11.7%        4/00                 11,522
 Bobcat Melroe                              1,262          9.5%        4/99                 25,397
 97 Expedition                                964          9.5%        5/00                 29,262
 91 Box Truck                                 538         16.75%       9/96                                     1,054
 95 Explorer                                  881          8.3%        6/98                                    19,427
                                                                                    --------------     --------------

 Total purchase contracts                                                                  104,702             76,356

Capitalized leases:
Total minimum lease payments                                                                31,898                  -
Less amounts representing interest                                                          (1,923)                 -
                                                                                    --------------     --------------

Present value of minimum lease payments                                                     29,975                  -
                                                                                    --------------     --------------

 Total long-term debt and capitalized leases                                               134,677             76,356
 Less current portion of long-term debt                                                    (75,212)           (27,721)
                                                                                    --------------     --------------

 Long-term debt, net of current portion                                             $       59,465     $       48,635
                                                                                    ==============     ==============

 Maturities on long-term debt and capitalized leases:
                         Year ended June 30,        1998                            $       75,212
                                                    1999                                    45,970
                                                    2000                                    13,495
                                                                                    --------------

                         Total maturities                                           $      134,677
                                                                                    ==============

--------------------------------------------------------------------------------

10.   LINES OF CREDIT

At June 30, 1997, the Company had two open bank lines of credit. The operating line of credit, totaling $312,000, has a variable interest rate at 3/4% over the bank's prime rate and is currently 9%. The equipment line of credit, totaling $200,000, contains a fixed or variable interest rate option available at the time of any advance. The fixed rate is 4 1/4% over the Treasury rate and the variable rate is 1.8% over the bank's prime rate. Both lines of credit are secured by the Company's assets and personally guaranteed by both of the Company's stockholders. Neither line of credit had an outstanding balance at June 30, 1997.

 11.      INCOME TAXES

Deferred income taxes result from the temporary differences between the tax basis of an asset or a liability and its reported amount in the balance sheet. The types of temporary differences that give rise to significant portions of deferred taxes are accrual to cash adjustments, depreciation and state taxes.

The Company's net deferred tax liability at June 30, 1997 and 1996 consisted of the following:

                                                              1997       1996
                                                           ---------   --------

          Federal                                           $ 51,358   $157,856
          State                                               17,570     46,235
                                                           ---------   --------

          Total deferred taxes                              $ 68,928   $204,091
                                                            ========   ========

 The provision (benefit) for income taxes consisted of:
                                                              1997       1996
                                                           ---------   --------
      Current
          Federal                                           $253,000   $170,000
          State                                               72,500     46,500
                                                           ---------   --------
                                                             325,500    216,500
                                                           ---------   --------
      Deferred
          Federal                                           (106,497    (52,914)
          State                                              (28,666     (8,310)
                                                           ---------   --------

                                                            (135,163    (61,224)
                                                           ---------   --------

 Total income tax expense                                   $190,337   $155,276
                                                            ========   ========

--------------------------------------------------------------------------------

The actual income tax rate differs from statutory rates as a result of non-deductible expenses, the effect of graduated rates, franchise taxes, and the impact of deferred tax items turning around in periods in which tax rates differed from those at which deferred taxes were provided.

12.    OPERATING LEASES

The Company's amended lease agreement for its San Diego office space expires April 30, 1998. The monthly lease payment is $3,645.

The Company is obligated under a noncancelable vehicle operating lease which expires in May 2000. The lease payment for this vehicle is $697 per month.

Total rent expense for all operating leases for the years ended June 30, 1997 and 1996 was $44,814 and $69,826, respectively.

Future minimum lease payments under noncancelable operating leases for the years ended June 30 are as follows:

                               1998      $ 44,814
                               1999         8,634
                               2000         6,970
                                         --------
                                         $ 60,148
13.     PROFIT SHARING PLAN

The Company adopted a 401(k) profit sharing plan ("the Plan") on July 2, 1992. Employees become eligible to participate in the Plan after six months of service and having reached the age of 21 years. Participation by the employee is at the employee's option. The Company's match of the employee's contributions equals 25% of each participant's salary reduction agreement not to exceed 6% of the participant's compensation. The Company may also make discretionary contributions to the Plan for the benefit of the employees.

--------------------------------------------------------------------------------

Employees are 100% vested in their employee contributions and begin vesting at 20% in the Company's contributions starting with their first year of service. Their vesting portion increases by 20% per year of service until the fifth year of service when the employee is 100% vested in the employer contributions. Employer contributions for the year ended June 30, 1997 and 1996 were $4,386 and $5,284, respectively. Voluntary employee contributions into the plan for the years ended June 30, 1997 and 1996 were $18,424 and $29,557, respectively.


14.    SUPPLEMENTAL CASH FLOW INFORMATION

For the year ended June 30, 1997, the Company paid interest of $47,297 and income taxes of $146,363. The Company also purchased property and equipment totaling $191,900 in exchange for notes payable and land totaling $440,000 in exchange for a note payable.

For the year ended June 30, 1996, the Company paid interest of $23,236 and income taxes of $109,656. The Company also purchased property and equipment totaling $84,857 in exchange for notes payable. A note receivable valued at $26,744 was assigned to the majority stockholder in connection with the stock redemption. Notes payable totaling $15,002 were assumed by the purchaser of the Las Vegas division.


15.    CONCENTRATION OF CREDIT RISK

The Company's construction projects are located in the southern California area. The Company extends credit to customers, primarily general contractors for military installations. Most contracts are secured by construction liens.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. At June 30, 1997, bank balances exceeded the federally insured limit by $219,866. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

--------------------------------------------------------------------------------
                                                                         Page 16